Exhibit 99.1

Trio Petroleum Corp Announces an Option to Acquire a 20% Interest in the Asphalt Ridge Development Project in Utah

Estimated Contingent Resources of 42-92 Million Barrels of Oil

Development of this Potential Giant Oilfield Commencing January 2024

Bakersfield, CA, Jan. 5, 2024 — Trio Petroleum Corp (NYSE American: TPET) (“Trio” or the “Company”), a California-based oil and gas company, today announced that it has secured an option (the “Option”) to acquire a 20% interest in a sweet (i.e., low sulfur content), heavy-oil development project at Asphalt Ridge, located near the town of Vernal in Uinta County in northeastern Utah. Development of Asphalt Ridge is planned to commence in Q1 2024 by a third party operator using advanced cyclic-steam production techniques. The project is estimated by an independent reserve engineering firm to be one of the largest heavy oil deposits in North America outside of Canada, making it a potential giant oilfield, and is unique given its low wax and negligible sulfur content, which is expected to make the oil produced very desirable for many industries, including shipping.

Asphalt Ridge is a prominent, northwest-southeast trending topographic feature (i.e., a dipping slope called a hog’s back or cuesta) that crops-out along the northeast flank of the Uinta Basin. The outcrop is comprised largely of Tertiary and Cretaceous age sandstones that are locally highly-saturated with heavy oil and/or tar. The oil-saturated sandstones extend into the shallow subsurface of the Uinta Basin to the southwest, which is the site of the Asphalt Ridge Development Project, and where the sandstones are estimated in various independent studies to contain billions of barrels of oil-in-place. The project leasehold comprises over 30,000 acres and trends northwest-southeast, along the trend of Asphalt Ridge, over a distance of about 20 miles.

The area has been underdeveloped for decades due, in large part, to lease ownership issues and the definition of heavy oil falling under mining regulations in the State of Utah. These factors created conflict between surface rights and subsurface mineral rights and were obstacles to developing the asset using proven advanced cyclic-steam production techniques. Years of work and millions of dollars have been invested by third party developers to acquire State leases and even change laws in order to obtain the ability to develop this vast oil field, with necessary permits now secured that will allow drilling to commence by our operating partner. Officials in the State of Utah are very supportive, giving incentives to move forward including requiring only an 8% State royalty.

Two development phases are currently envisioned. Phase 1 contemplates the development of 240 acres with an estimated 119 wells in the Northwest Asphalt Ridge Area. Phase 2 contemplates the development of approximately 30,000 acres with potentially thousands of new wells, extending about 20 miles along the trend to the southeast. The Company has entered into the Option to acquire up to 20% working interest in Phase 1 with the payment of $2,000,000 (i.e. 1% working interest for each $100,000 option exercised) as well as an option to acquire a 20% working interest in Phase 2. On December 29, 2023, the Company funded the first $200,000 payment.

Phase 1 is commencing this month (January, 2024) by a third party operator, with upgrades to existing roads and well pads, with the drilling of the first of three initial wells also planned to commence as early as this month. One of the initial goals is to produce the required amount of oil requested by interested parties to analyze and test the oil to confirm suitability for potential high value off-take agreements. With the completion of the three initial wells, the operator believes it will be able to execute reserve based lending agreements in order to fund all future development of Phase 1, although there is no guarantee that the operators will be able to secure such reserve based funding on acceptable terms and conditions.

The plan is to develop Phase 1 using advanced cyclic-steam production techniques, including initial CO2 injection and, subsequently, to similarly expand development across the 240 acres by drilling seventeen 7-spot hexagonal well patterns on 2 ½ acre spacing (a 7-spot has a central steam/CO2 injection well that is surrounded by six producing oil wells).

Two oil-saturated Cretaceous sandstones are planned to be developed in Phase 1: the Rimrock Sandstone and the underlying Asphalt Ridge Sandstone. An internationally regarded reserve auditing firm (the “Reserve Auditor”), in a November, 2023 report issued to the operator, for the Northwest Asphalt Ridge Area (i.e., Phase 1), estimated gross (100%) contingent resources in these two sandstones to range from a low estimate (1C) of about 42 million barrels of oil (BO) to a high estimate (3C) of about 92 million BO, with the Best Estimate (2C) being about 66 million BO. The Reserve Auditor estimated the 2C net contingent cash flow, discounted at 10%, at about $1 billion US dollars.

The operator of the project will be Heavy Sweet Oil LLC through contracts with Valkor Group, an oil & gas process EPC company with years of experience in designing and deploying systems for the processes and civil engineering for environmental, oil and gas projects including heavy oil, carbon sequestration, and developing systems for maximum efficiency and environmental sensitivity.

Trio’s CEO, Michael L Peterson, stated: “We are extremely excited to be participants in the effort to develop the giant, world-famous and world-class Asphalt Ridge heavy-oil and tar accumulation into a highly profitable oilfield. It is excellent to be able to diversify our exciting portfolio of California opportunities with such a high-potential asset in Utah, especially one that will not require a lot of additional capital expenditures according to the operator’s development plan. Development is commencing now and, with success, the Utah asset may be cash flowing in mid-2024. We now have two major assets in our portfolio, the South Salinas Project in California and the Asphalt Ridge Project in Utah. We are diligently seeking to execute on our business plan to build cash-flow, ensure the success of the Company, and to increase shareholder value.”

About Trio Petroleum Corp

Trio Petroleum Corp is an oil and gas exploration and development company headquartered in Bakersfield, California, with operations in Monterey County, California, and Uinta County, Utah. Trio has a large, approximately 9,267-acre asset called the “South Salinas Project” in Monterey County, California, where it owns an 85.75% working interest, an approximate 22% working interest in the McCool Ranch Oil Field in Monterey County, and an option to acquire a 20% working interest in the approximately 30,000 acre Asphalt Ridge project in Uinta County, Utah.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release of Trio Petroleum Corp (“Trio”) and its representatives and partners that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “on-track”, “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Trio’s control, that could cause actual results to materially and adversely differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Risk Factors section of the Trio’s S-1 filed with the Securities and Exchange Commission (SEC). Copies are of such documents are available on the SEC’s website, www.sec.gov. Trio undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Redwood Empire Financial Communications
Michael Bayes
(404) 809 4172
michael@redwoodefc.com